Exhibit 10.116
ESCROW AGREEMENT

This Escrow Agreement, dated as of February 26, 2008 (the “Closing Date”), among XFone, Inc., a Nevada corporation (“Purchaser”) and Chris Chelette, Robert Healea and Kevin Buxkemper, (collectively the “Sellers’ Representative”) for each of the persons and entities listed on Exhibit A hereto who were selling Shareholders of NTS Communications, Inc. (the “NTS Sellers”), and Trustmark National Bank, as escrow agent (“Escrow Agent”).

This is the Escrow Agreement referred to in the Stock Purchase Agreement dated August 22, 2007, as amended (the “Stock Purchase Agreement”), among Purchaser, the Company and the NTS Sellers.  Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Stock Purchase Agreement.

In order to provide Purchaser security for obligations under Section 2.2(d) and (e) of the Stock Agreement for working capital adjustments and rights of indemnification that the Purchaser possesses under Article VII of the Stock Purchase Agreement, the NTS Sellers and the Purchaser have agreed that the cash and the XFone Common Stock (“XFone Common Stock”) as set forth in Exhibit “A” for each of the NTS Sellers, which constitutes part of the Purchase Price under the Stock Purchase Agreement, shall be deposited with the Escrow Agent by Purchaser to be held and administered by Escrow Agent in accordance with the terms and conditions herein set forth.

The parties, intending to be legally bound, hereby agree as follows:

1.            ESTABLISHMENT OF ESCROW

(a)            Deposit.  The Purchaser hereby deposits in escrow the amount of cash and number of shares of XFone Common Stock set out opposite the names of the NTS Sellers on Exhibit “A” attached to this Agreement (collectively, the “Escrow Fund”).  The XFone Common Stock shall be registered in the name of the Escrow Agent or its nominee.  For all purposes, the value of the XFone Common Stock shall be valued at the value as set forth on Exhibit “A.”  For purposes of clarity, such value shall be the average per share closing price on the American Stock Exchange of XFone Common Stock for the ten (10) consecutive trading days preceding the trading day immediately prior to the Closing Date.  As used herein, the “Pro-Rata Share” refers to each NTS Seller’s percentage of the total Escrow Fund as of the date hereof as set forth on Exhibit “A” hereto which shall equal each such NTS Seller’s Allocable Shares as set forth in the Stock Purchase Agreement.  For any NTS Seller that has had cash and XFone Common Stock deposited into the Escrow Fund on it behalf, such NTS Seller’s Pro-Rata Share shall be satisfied from the cash and XFone Common Stock in the same proportions as the cash or XFone Common Stock originally deposited in the Escrow Fund on the date hereof for such NTS Seller, all as set forth in Exhibit “A,” except that such NTS Seller’s Pro-Rata Share of fees or other amounts due to the Escrow Agent pursuant to Section 4(i) shall be satisfied in cash.

(b)            Escrow Fund.  Escrow Agent hereby acknowledges receipt of the Escrow Fund as provided in Section 1(a).  The Escrow Fund (as increased by all income, property andEarnings resulting therefrom) (“Escrow Fund”) shall be held and administered by the Escrow Agent for the benefit of the NTS Sellers and Purchaser on the terms set out herein.

(c)            Investment of Escrow Funds.  Except as Purchaser and Sellers’ Representative may from time to time jointly instruct Escrow Agent in writing, the cash portion of the Escrow Fund shall be invested from time to time, to the extent possible, in a money market fund comprised of United States Treasury bills having a remaining maturity of ninety (90) days or less and repurchase obligations secured by such United States Treasury bills, with any remainder being deposited and maintained in a money market deposit account with Escrow Agent until disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.  Interest, dividends, earnings and gains on the Escrow Fund are hereinafter referred to collectively as the “Earnings.”

(d)            Voting Rights of Shares in Escrow.  The NTS Sellers shall retain all rights with respect to the XFone Common Stock commensurate with the ownership of common stock, including, without limitation, the right to dividends and the right to vote such shares.  All voting rights with respect to the XFone Common Stock composing a part of the Escrow Fund may be exercised by the NTS Seller who deposited such XFone Common Stock in escrow, and the Escrow Agent shall from time to time execute and deliver to each NTS Seller such proxies, consents, or other documents as may be necessary to enable such NTS Seller to exercise such rights with respect to its XFone Common Stock.

(e)            Distributions on Escrow Fund.  All Earnings made on the cash portion of the Escrow Fund shall be deemed to be that of the NTS Sellers, in accordance with their respective Pro-Rata Share of the cash portion of the Escrow Fund, for income tax purposes, but shall be received by the Escrow Agent and constitute part of the Escrow Fund.

(f)            Taxes and Charges on Escrow Fund.  For those NTS Sellers who have provided the Escrow Agent with a properly completed Internal Revenue Service W-9 Form indicating that no taxes are to be withheld, the Escrow Agreement by no later than March 15 of each year shall pay to such NTS Seller an amount equal to 30% of such NTS Seller’s Pro-Rata share of the Earnings from the cash portion of the Escrow Fund.  The NTS Sellers, with respect to their respective Pro-Rata Share of the Escrow Fund, shall maintain the Escrow Fund free and clear of all liens and encumbrances and shall, promptly upon request by the Escrow Agent, pay and discharge all taxes, assessments, and governmental charges imposed on or with respect to the Escrow Fund.

(g)            Acceptance of Escrow.  Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard, administer and disburse the Escrow Fund pursuant to the terms and conditions hereof.

(h)            Notice of Claim.  Purchaser shall be entitled to recover under this Escrow Agreement in respect of (i) any working capital adjustment as provided in Section 2.2(d) of the Stock Purchase Agreement (“Working Capital Adjustment”); or (ii) any Adverse Consequences (as provided in Article VII of the Stock Purchase Agreement) and, during the Escrow Period,may give notice in writing in the form attached hereto as Appendix A (“Pending Claims Notice”) to the Escrow Agent and the Sellers’ Representative of any claim on which any Working Capital Adjustment is asserted or Adverse Consequences may be based, which Pending Claims Notice shall include a brief description of the nature of the claim, the identity of the party by whom it is being asserted, and an estimate of the amount of Adverse Consequences that may be sustained by Purchaser (the “Estimated Adverse Consequences”).

(i)            Sellers’ Representative Action.  The Sellers’ Representative Committee shall act on the affirmative vote of a majority of the members of such committee and the Escrow Agent shall be entitled to rely on any direction given by any two members of the Sellers’ Representative Committee as the act of the Sellers’ Representative under this Agreement.

2.            DISTRIBUTIONS FROM ESCROW FUND

(a)            Purchaser Request.  If Purchaser submits a notice and request to the Sellers’ Representative and Escrow Agent in substantially the form attached as Appendix B stating that (i) a Working Capital Adjustment has been determined to be due to Purchaser by the NTS Sellers in accordance with Section 2.2(d) of the Stock Purchase Agreement and the dollar amount due to Purchaser by virtue of the Working Capital Adjustment; or (ii) Adverse Consequences (as defined in the Stock Purchase Agreement) has been determined in accordance with Article VII of the Stock Purchase Agreement and specifying the dollar amount of the Adverse Consequences, then on the 30th Business Day following such notice, Escrow Agent shall release as directed in said notice an amount from the Escrow Fund equal to the amount of the Working Capital Adjustment or Adverse Consequences, as the case may be, and applying such amount to each NTS Seller’s Pro-Rata share of the Working Capital Adjustment or Adverse Consequences, as the case may be, unless the Escrow Agent has received a Counter-Notice (as defined herein) from the Sellers’ Representative that the requested release from the Escrow Fund is disputed.

(b)            If a counter-notice (“Counter-Notice”) is given with respect to a request for distributions from the Escrow Fund, then the Escrow Agent shall make a distribution from the Escrow Fund only in accordance with (i) joint written instructions of Purchaser and the Sellers’ Representative or (ii) a final non-appealable order of a court of competent jurisdiction or, in the case of a Working Capital Adjustment, the binding determination of the Arbitrator pursuant to Section 2.2(e) of the Stock Purchase Agreement.  Any court order or arbitrator order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the order is final and non-appealable.  Escrow Agent shall act on such court or arbitrator order and legal opinion without further question.

(c)            Notwithstanding anything to the contrary contained in this Agreement, the Escrow Agent shall make distributions from the Escrow Fund in accordance with the joint written instructions of Purchaser and the Sellers’ Representative.

3.            DURATION AND TERMINATION OF ESCROW

(a)            On the second anniversary date of this Agreement (“Escrow Period”), the Escrow Agent shall retain an amount of the then remaining Escrow Fund (taken on a Pro-Rata Share from each NTS Seller’s portion of the Escrow Fund) equal to the aggregate dollar value of the Estimated Adverse Consequences for all outstanding Pending Claims Notices, if any, received during the Escrow Period and the remainder of each NTS Seller’s portion of the Escrow Fund (including all Earnings) shall be disbursed to each NTS Seller to the address as provided in Exhibit “A” hereto.  After the resolution of all outstanding Pending Claims Notices received during the Escrow Period, the Escrow Agent shall promptly deliver the balance, if any, of the Escrow Fund (including all Earnings) to each NTS Seller to the address provided in Exhibit “A”.

(b)            The Escrow Agreement shall terminate and be of no further force or effect on the first to occur of (i) the close of business on the date on which the Escrow Agent delivers to Purchaser and/or the NTS Sellers, as the case may be, the entire Escrow Fund (and any Earnings thereon) in accordance with the terms of this Agreement or (ii) December 31, 2020, at which time this Escrow Fund shall terminate and any Escrow Fund remaining shall be interpled with the registry or custody of any court of competent jurisdiction and thereupon the Escrow Agent shall be discharged of all further duties under this Agreement.

4.            DUTIES OF ESCROW AGENT

(a)            Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(b)            Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the others hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with this Agreement.

(c)            Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(d)            Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e)            Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. Section 4(e) and Section 4(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

(f)            Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

(g)            Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent’s sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

(h)            In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction or arbitrator directing delivery of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court or arbitrator order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

(i)            Purchaser and the NTS Sellers shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $1,500.00 at the time of execution of this Agreement and $1,500.00 annually thereafter (the “Annual Fee”) and $25.00 per distribution to each Seller, and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements ofits counsel). Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Purchaser, and 50% by the NTS Sellers with each NTS Seller responsible for its Pro-Rata Share of such 50% which may be deducted from each NTS Seller’s cash portion of its share of the Escrow Fund.

(j)            No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent’s name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless Escrow Agent shall first have given its specific written consent thereto.

5.            LIMITED RESPONSIBILITY

This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

6.            OWNERSHIP FOR TAX PURPOSES

Each NTS Seller will be treated as the owner of its respective portion of the Escrow Fund, and each NTS Seller will report all income, if any, that is earned on, or derived from, each NTS Seller’s portion of the Escrow Fund as their income, in such proportions, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

7.            NOTICES

All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

IF TO COMPANY OR SHAREHOLDER REPRESENTATIVE, TO:

Chris Chelette
Robert Healea
c/o Telephone Electronics Corporation
236 East Capitol Street
Jackson, MS  39201
Telephone:                                 (601) 354-9070
 Facsimile:                                 (601) 352-1394
Email:                       cchelette@communigroup.com and bhealea@tec.com

and

Kevin Buxkemper

1414 Peoria Street
Slaton, TX  79364
Telephone:                                 _________________
Facsimile:                                    _________________
Email:                                          _________________

IF TO PURCHASER, TO:

XFone, Inc.
Britannia House
960 High Road
London, N129RY
United Kingdom
Attention:	Guy Nissenson
Telephone:	+44 208-446-9494
Facsimile:	+44 208-446-7010
Email:	guy@xfone.com

and

XFone, Inc.
c/o XFone USA, Inc.
2506 Lakeland Drive, Suite 100
Flowood, MS  39232
Attention:            Wade Spooner
Telephone:	(601) 664-1108
Facsimile:	(601) 664-1190
Email:	wspooner@xfone.com

and

Watkins Ludlam Winter & Stennis, P.A.
633 North State Street (39202)
P. O. Box 427
Jackson, MS 39205-0427
Attention:              Gina M. Jacobs
Telephone:	601-949-4705
Facsimile:               601-949-4804
Email:	gjacobs@watkinsludlam.com

IF TO ESCROW AGENT:

Trustmark National Bank
248 East Capitol Street
Jackson, MS  39201
Attention: W. Sanders (“Sandy”) Carter, V.P.

8.             JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of Hinds County, Mississippi, State of Mississippi or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Mississippi, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

9.            COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

10.            SECTION HEADINGS

The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

11.            WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Except as set forth in this Agreement or the Stock Purchase Agreement, neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out  of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

12.            EXCLUSIVE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Purchaser, the Principals and the Escrow Agent.

13.            GOVERNING LAW

This Agreement shall be governed by the laws of the State of Mississippi, without regard to conflicts of law principles.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

PURCHASER:	SELLERS’ REPRESENTATIVE:

XFone, Inc.

/s/ Guy Nissenson	/s/ Chris Chelette
Guy Nissenson	Chris Chelette
President and CEO

ESCROW AGENT:

/s/ W. Sanders "Sandy" Carter, Jr.	/s/ Robert Healea
W. Sanders "Sandy" Carter, Jr.	Robert Healea
First Vice President & Trust Officer

/s/ Kevin Buxkemper
Kevin Buxkemper

APPENDIX A

PENDING CLAIM NOTICE

To:                       _______________________, or its successor (“Escrow Agent”)
 _______________________ (“Sellers’ Representative”)
From:	XFone, Inc. (“Purchaser”)

Date:	_____________________

Please be advised that, pursuant to Section 1(h) of the Escrow Agreement dated ____________, 200___ by and among the undersigned, the Escrow Agent, and the Sellers’ Representative, each of you are hereby notified that, Purchaser believes that the Purchaser has or may suffer Adverse Consequences pursuant to the provisions of Article VII of the Stock Purchase Agreement dated as of _______________________ (“Stock Purchase Agreement”) by virtue of

Purchaser estimates that the Adverse Consequences is $_____________ (“Estimated Adverse Consequences”).

Signed this _____ day of _________________, 2008.

XFone, Inc.

By:	/s/
Name
Title

APPENDIX B

PURCHASER DEPOSITION NOTICE REQUEST

To:	______________________, or its successor (“Escrow Agent”)
______________________ (“Sellers’ Representative”)

From:	XFone, Inc. (“Purchaser”)

Date:	_______________________

Re:	Escrow Agreement Dated ____________, 200__ Among the Above-referenced Parties (“Escrow Agreement”)

Please be advised that pursuant to Section 2(a) of the Escrow Agreement you are hereby notified that Adverse Consequences (as defined in the Stock Purchase Agreement dated August 22, 2007) has been determined and you are hereby instructed to deliver to XFone, Inc. each NTS Seller’s Pro-Rata Share thereof from the Escrow Funds.

Check One:

____	This is the Adverse Consequences as determined for Pending Claims Notice dated.

____	This notice also constitutes a Pending Claims Notice and the Adverse Consequences arises out of the following:

Sincerely,

XFone, Inc.

By:	/s/
Name
Title